UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
——————————————

FORM 8-K
——————————————

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 29, 2025

——————————————
ZENTALIS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
——————————————

Delaware	001-39263	82-3607803
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
10275 Science Center Drive, Suite 200
San Diego, California 92121
(Address of principal executive offices) (Zip Code)
(858) 263-4333
(Registrant’s telephone number, include area code)
N/A
(Former name or former address, if changed since last report)
——————————————
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZNTL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On January 29, 2025, Zentalis Pharmaceuticals, Inc. (“Zentalis” or the “Company”) issued the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference. In addition, on January 29, 2025, spokespersons for the Company presented the information in the Corporate Event Presentation furnished as Exhibit 99.2 to this Current Report, and incorporated herein by reference, at the Company’s corporate event on January 29, 2025 (the “Corporate Event”) and plan to present the information in the Corporate Event Presentation in meetings with investors and analysts. The Corporate Event was presented via live webcast, and an archived recording is available under the “Events & Presentations” tab on the “Investors & Media” section of the Company’s website.

The information contained in Item 7.01 of this Current Report (including Exhibits 99.1 and 99.2 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly provided by specific reference in such a filing.

Item 8.01 Other Events.

Azenosertib Development Plan for PROC Monotherapy

On January 29, 2025, the Company announced that it would, as an initial matter, focus its development efforts for its WEE1 inhibitor product candidate, azenosertib, on patients with platinum-resistant ovarian cancer (“PROC”) whose tumors are Cyclin E1-positive as determined utilizing an immunohistochemistry (“IHC”) assay and Zentalis’ proprietary IHC cutoff.

The Company has aligned with the U.S. Food and Drug Administration (“FDA”) on the design of its DENALI Part 2 study in patients with Cyclin E1-positive PROC, which allows for seamless enrollment across Parts 2a and 2b: Part 2a is designed to confirm the primary dose-of-interest, 400mg QD 5:2 (intermittent daily dosing on a five days on, two days off schedule), with a target enrollment of approximately 30 patients at each of two dose levels: 400mg QD 5:2 and 300mg QD 5:2. Part 2b is designed to enroll approximately 70 patients at a single dose, the selection of which will be informed by the Part 2a results, with the final Part 2b dose selection and endpoints subject to FDA feedback. The Company plans to initiate enrollment of DENALI Part 2 in the first half of 2025 and to disclose topline data from DENALI Part 2 by year end 2026. DENALI Part 2, if successful, has the potential to support an accelerated approval, subject to FDA review.

Azenosertib Clinical Results

Also on January 29, 2025, the Company announced certain clinical results for azenosertib, including the following:

•ZN-c3-001: ZN-c3-001 is a Phase 1, dose-escalation study that evaluated azenosertib monotherapy in solid tumors across continuous and intermittent dosing schedules. ZN-c3-001 is fully enrolled (n=274). Greater anti-tumor activity was seen with intermittent dose schedules and in Cyclin E1-positive patients.

There were 23 patients with Cyclin E1-positive PROC who were dosed at intermittent schedules at total daily doses of ≥300mg. In these patients as of the December 2, 2024 data cutoff, an objective response rate (“ORR”) of 34.8% (8/23; 95% CI: 16.4-57.3) and a median duration of response (“mDOR”) of 5.2 months (95% CI: 2.8, 6.9) were observed.

There were 11 patients with Cyclin E1-positive uterine serous carcinoma who were dosed at intermittent schedules at total daily doses of ≥300mg. In these patients as of the December 2, 2024 data cutoff, an ORR of 36.4% (4/11; 95% CI: 10.9-69.2) and an mDOR of 5.5 months (95% CI: 5.4, not estimable) were observed. The upper end of the mDOR confidence interval was not estimable due to the small number of patients and events.

There were 4 patients with Cyclin E1-positive other solid tumors who were dosed at intermittent schedules at total daily doses of ≥300mg. In these patients as of the December 2, 2024 data cutoff, there were no responders.

There were 193 patients in ZN-c3-001 at total daily doses of ≥300mg across all tumor types and regardless of biomarker status. In these patients as of the December 2, 2024 data cutoff, azenosertib was shown to be tolerable with no Grade 3+ gastrointestinal treatment-related adverse events (“TRAEs”) observed and low rates of Grade 3+ hematological toxicity, with the majority of hematological toxicity events being Grade 3. In these patients, there was also a low rate of TRAEs leading to discontinuation (n=10, 5.2%). There was one previously disclosed treatment-related Grade 5 event in the study (n=1, 0.5%).

•MAMMOTH (ZN-c3-006): MAMMOTH is a multi-arm study that evaluated azenosertib monotherapy and in combination with niraparib in patients with PARP-inhibitor resistant ovarian cancer.

MAMMOTH is fully enrolled. In the monotherapy arm of the study (n=61), patients who were PARPi refractory were treated with azenosertib at 300 mg QD 5:2 or 400 mg QD 5:2. As of the December 2, 2024 data cutoff, among Cyclin E1-positive patients treated at the primary dose-of-interest, 400 mg QD 5:2 (n=16), an ORR of 31.3% (5/16; 95% CI: 11.0 - 58.7) and an mDOR of 4.2 months (95% CI: 3.0, not estimable) were observed, and among Cyclin E1-positive patients treated at the 300 mg QD 5:2 dose level (n=14), an ORR of 21.4% (3/14; 95% CI: 4.7 – 50.8) and an mDOR of 4.9 months (95% CI: 3.0 – not estimable) were observed. The upper end of the mDOR confidence interval was not estimable due to the small number of patients and events.

As of the December 2, 2024 data cutoff, in the monotherapy arm of the MAMMOTH study at both 300mg QD 5:2 and 400mg QD 5:2 regardless of biomarker status, similar rates of treatment-related serious adverse events (“SAEs”) were observed across dose levels. There was a low rate of treatment-related Grade 3+ hematological toxicity with the majority being Grade 3 events. There was a low rate of TRAEs leading to treatment discontinuation: 16% in the 300 mg arm (n=4) and 5.6% in the 400 mg arm (n=2). There was one previously reported treatment-related Grade 5 event in the study.

In the combination arms of the study, where azenosertib was dosed on a concurrent or alternating schedule with niraparib, although no new safety signals were observed, efficacious exposures of azenosertib were not reached, and the Company is not proceeding further with development of the combination with niraparib.

•DENALI (ZN-c3-005) Part 1b: DENALI Part 1b is a single-arm study that evaluated azenosertib monotherapy at the 400mg QD 5:2 dose in patients with PROC (n=102). Tissue collection for biomarker assessment was mandated in the study and upon a retrospective analysis, approximately 50% of the patients were Cyclin E1-positive per the Company’s proprietary IHC cutoff.

As of the December 2, 2024 data cutoff, in patients with Cyclin E1-positive PROC tumors who were response-evaluable (patients who had at least one scan after receiving azenosertib), an ORR of 34.9% (15/43; 95% CI: 21.0 - 50.9) was observed. In the intent-to-treat patients with Cyclin E1-positive PROC (patients who received at least one dose of azenosertib), the ORR was 31.3% (15/48; 95% CI: 18.7 - 46.3). As of the December 2, 2024 data cutoff, the mDOR for the intent-to-treat population was still maturing and was approximately 5.5 months (95% CI: 2.7 - not estimable).

As of the December 2, 2024 data cutoff, a safety and tolerability profile broadly consistent with ZN-c3-001 and MAMMOTH monotherapy was observed. There were two previously reported treatment-related Grade 5 events in the study (n=2, 2.0%).

•ZN-c3-016: ZN-c3-016 is a Phase 1/2 study that evaluated azenosertib in combination with encorafenib and cetuximab in patients with metastatic BRAF V600E mutant colorectal cancer in collaboration with Pfizer.

The dose-finding phase of the ZN-c3-016 study is fully enrolled (n=44). Of the 44 enrolled, 34 patients were BRAF-inhibitor naïve and 10 had previously been treated with a BRAF-inhibitor. As of the November 25, 2024 data cutoff, 12 of the 34 BRAF-inhibitor ("BRAFi") naïve patients (35%) had a confirmed response (2 complete responses, 10 partial responses), 7 of the 17 patients treated at azenosertib 300 mg + encorafenib 150 or 75 mg + cetuximab (41%) had a confirmed partial response, and none of the BRAFi-experienced patients had a confirmed response.

As of the November 25, 2024 data cutoff, the most frequent treatment-related Grade 3+ adverse events were asthenia (11.4%) and fatigue (6.8%), dose-limiting toxicities were observed at the dose levels of azenosertib 300mg + encorafenib 150mg and azenosertib 400mg + encorafenib 75mg and included dose-limiting fatigue, atrial fibrillation, recurring elevated bilirubin (all Grade 3), and Grade 4 neutropenia, and there was one treatment-related Grade 5 event that was previously disclosed. The maximum tolerated dose was determined to be azenosertib 300mg + encorafenib 75mg.

While the results in BRAF inhibitor naïve patients were encouraging, the Company decided not to advance into the dose expansion phase of the study due to resource prioritization and an evolving treatment landscape.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended. All statements in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding the Company’s planned development strategy for azenosertib; the Company's plan to initiate enrollment of DENALI Part 2 and the timing thereof; the planned design of DENALI Part 2, including target enrollment numbers; the potential for DENALI Part 2, if successful, to support an accelerated approval for azenosertib; and the Company’s plans to present data from its clinical trials in the future, including the timing of topline data from DENALI Part 2. The terms “designed,” “plan,” “potential,” “will,” and similar references are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the Company’s limited operating history, which may make it difficult to evaluate the Company’s current business and predict the Company’s future success and viability; the Company has and expects to continue to incur significant losses; the Company’s need for additional funding, which may not be available; the Company’s plans, including the costs thereof, of development of companion diagnostics; the Company’s substantial dependence on the success of our lead product candidate, azenosertib; the outcome of preclinical testing and early trials may not be predictive of the success of later clinical trials; failure to identify additional product candidates and develop or commercialize marketable products; potential unforeseen events during clinical trials could cause delays or other adverse consequences; risks relating to the regulatory approval process or ongoing regulatory obligations; failure to obtain U.S. or international marketing approval; the Company’s product candidates may cause serious adverse side effects; inability to maintain collaborations, or the failure of these collaborations; the Company’s reliance on third parties; effects of significant competition; the possibility of system failures or security breaches; risks relating to intellectual property; the Company’s ability to attract, retain and motivate qualified personnel, and risks relating to management transitions; significant costs as a result of operating as a public company; and the other important factors discussed under the caption “Risk Factors” in the Company’s most recently filed periodic report on Form 10-K or 10-Q and subsequent filings with the SEC and the Company’s other filings with the SEC. These forward-looking statements (except as otherwise noted) speak only as of the date of this Current Report, and the Company does not undertake, and specifically disclaims, any obligation to update any forward-looking statements contained in this Current Report.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following Exhibits 99.1 and 99.2 relating to Item 7.01 shall be deemed to be furnished, and not filed:

Exhibit No.	Description

99.1	Press Release issued on January 29, 2025.
99.2	Corporate Event Presentation, dated January 29, 2025.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENTALIS PHARMACEUTICALS, INC.

Date: January 29, 2025	By:	/s/ Julie Eastland
Julie Eastland
President and Chief Executive Officer